ISDA
International Swap Dealers Association, Inc.

INTEREST RATE
SWAP AGREEMENT


Dated as of December 10, 1988


SECURITY PACIFIC NATIONAL BANK      and      CALMAT CO.

have entered and/or anticipate entering into one or more transactions (each a "Rate Swap Transaction"). The parties agree that each Rate Swap Transaction will be governed by the terms and conditions set forth in this document (which includes the schedule (the "Schedule") and in the documents (each a "Confirmation") exchanged between the parties confirming such Rate Swap Transactions. Each Confirmation constitutes a supplement to and forms part of this document and will be read and construed as one with this document, so that this document and all the Confirmations constitute a single agreement between the parties (collectively referred to as this "Agreement"). The parties acknowledge that all Rate Swap Transactions are entered into in reliance on the fact that this document and all Confirmations will form a single agreement between the paries, it being understood that the parties would not otherwise enter into any Rate Swap Transactions.

Accordingly, the parties agree as follows:

1.  Interpretations; Code of SWAPS

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Agreement.

(b) Code of SWAPS. This Agreement and each Rate Swap Transaction are subject to the Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition (as published by the International Swap Dealers Association, Inc.) (the "Code"), and will be governed in all relevant respects by the provisions set forth in the Code, without regard to any amendments to the Code subsequent to the date hereof. The provisions of the Code are incorporated by reference in, and shall be deemed to be a part of, this document and each Confirmation, as if set forth in full in

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this document or in that Confirmation. This Agreement constitutes a Rate Swap
Agreement as that term used in the Code.

(c) Inconsistency. In the event of any inconsistency between the provisions of this document and the Code, this document will prevail. In the event of any inconsistency between the provisions of any Confirmation and this document, such Confirmation will prevail for the purpose of the relevant Rate Swap Transaction.

 2.  Payments

(a) Obligations and Conditions. Subject to the payment basis specified below and the other terms and conditions set forth or incorporated by reference in this Agreement (including without limitation Article 10 of the Code) or in a Confirmation, with respect to each Rate Swap Transaction, each party will make each payment specified in that Confirmation as being payable by it by transfer of the relevant amount in freely transferable funds to the account of the other party specified for that Rate Swap Transaction. Unless otherwise provided in a Confirmation, the Fixed Amount or Floating Amount applicable to a Payment Date will be the Fixed Amount or Floating Amount calculated with reference to the Calculation Period ending on, but excluding, the Period End Date (or in the case of the Final Calculation Period, the Termination Date) that coincides with, or corresponds to, that Payment Date.

(b) Change of Account. Either party may change its account to another account in the country originally specified, by giving notice to the other party at least five days prior to a Payment Date for which such change applies.

(c) Netting. The obligations of the parties under this Section 2 will be calculated and payable on the basis of Net Payments. The parties may, if so specified in the Schedule or otherwise, apply Net Payments -- Corresponding Payment Dates to their respective obligations under this Section 2 with effect from the date so specified; provided that, in such case, Net Payments -- Corresponding Payment Dates will apply separately to each Office through which a party makes and receives payments as set forth in Section 10.

3.  Representations

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The representations of the parties (other than those relating to tax matters, if any) are specified below and will be deemed to be repeated at the times set forth in Section 15.1 of the Code:

(a)  Basic Representations;

(b) Absence of Certain Events, which in the case of an event or condition that has occurred, is continuing;

(c)  Absence of Litigation; and

(d)  Accuracy of Specified Information.

4.  Agreements

The agreements of the parties (other than Tax Covenants, if any) are specified below:

(a) Each party agrees to deliver to the other party any documents specified in the Schedule or a Confirmation as soon as practicable or by the date specified in the Schedule or such Confirmation;

(b) Each party agrees to Maintain Authorizations and Comply with Laws, but in the case of Section 16.1(f)(i) of the Code only to the extent that each party agrees to use all reasonable efforts; and

(c) Each party agrees to pay any stamp, registration, documentation or similar tax ("Stamp Tax") levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.  Events of Default and Termination Events

The events of Default and Termination Events with respect to each party are specified below. The occurrence of any Event of Default or Termination Event with respect to a Specified Entity of a party

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

will constitute as Event of Default or Termination Event with respect to such party.

(a)  Events of Default.

(i)  Failure to Pay following a Cure Period of three Business Days After Notice;

(ii)  Breach of Covenant following a Cure Period of thirty days After Notice;

(iii) Credit Support Default which in the case of Section 11.7(b)(i) of the Code is continuing after any applicable grace period has elapsed;

(iv)  Misrepresentation;

(v)  Default Under Specified Swaps;

(vi) If Cross-Default is specified in the Schedule as applying to the party, such term will mean: (1) the occurrence or existence of an event or condition in respect of such party or any applicable Specified Entity under one or more agreements or instruments relating to Specified Indebtedness of such party or any such Specified Entity in an aggregate amount of not less than the Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or (2) the failure by such party or any such Specified Entity to make one or more payments at maturity in an aggregate amount of not less than the Threshold Amount under such agreements or instruments (after giving effect to any applicable grace period);

(vii) Bankruptcy, which will mean the occurrence of any of the following events with respect to a party or any applicable Specified Entity:

such party or any such Specified Entity (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented

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for the winding-up or liquidation of the party or any such Specified Entity, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgement of insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of the party or such Specified Entity or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing); (7) any event occurs with respect to the party or any such Specified Entity which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (6) (inclusive); or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; other than in the case of clause (1) or (5) or, to the extent it relates to those clauses, clause (8), for the purpose of a consolidation, amalgamation or merger which would not constitute a Merger Without Assumption; or

(viii) Merger Without Assumption, which will mean that a party consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document relating to this Agreement fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)  Termination Events.

(i)  Illegality;

(i)  Tax Event, which will mean either:

(1) the party (which will be the Affected Party) will be required on the next succeeding Payment Date to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section

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19.1(b) of the Code (except in respect of default interest) as a result of a
Change in Tax Law; or

(2) there is a substantial likelihood that the party (which will be the Affected Party) will be required on the next succeeding Payment Date to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 19.1(b) of the Code (except in respect of default interest) and such substantial likelihood results from an action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the Trade Date of such Rate Swap Transaction (regardless of whether such action was taken or brought with respect to a party to this Agreement):

(iii) Tax Event Upon Merger, which will mean the party (the "Burdened Party") on the next succeeding Payment Date will either (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under
Section 19.1(b) of the Code (except in respect of default interest) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, in either case as a result of a party consolidating or amalgamating with, or merging into, transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption; or

(iv) If Credit Event Upon Merger is specified in the Schedule as applying to the party, such term will mean that such party ("X") consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity and such action does not constitute a Merger Without Assumption but the credit worthiness of the resulting, surviving or transferee entity (which will be the Affected Party) is materially weaker than that of X immediately prior to such action.

(c) Other provisions with respect to Events of Default and Termination Events are as follows:

(i) Limited Early Termination will apply to all Termination Events other than Credit Event Upon Merger.

(ii) If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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

6.  Early Termination

(a) Right to Terminate Following Event of Default. A party entitled to designate an Early Termination Date in respect of an Event of Default may do so by giving notice to the other party of the Early Termination Date not more than 20 days prior to the date so designated (which date may not be earlier than the date such notice is effective); provided, however, that Immediate Early Termination will apply with respect to an Event of Default under Section 5
(a)(vii) and, in the case of an Event of Default under clause (4) thereof, the Early Termination Date shall be deemed to have occurred as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition.

(b)  Right to Terminate Following Termination Event.

(i) Notice. Upon the occurrence of a Termination Event, an Affected Party will, promptly upon becoming aware of the same, notify the other party thereof, specifying the nature of such Termination Event and the Affected Transactions relating thereto. The Affected Party will also give such other information to the other party with regard to such Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. Notwithstanding Section 18.3 of the Code, if either an Illegality under Section 11.8(a)(i) of the Code or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Affected Party is the Burdened Party, the Affected Party will as a condition to its right to designate an Early Termination Date use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after the Affected Party gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its offices, branches or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under
Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(i) will be subject to and conditional upon the prior written consent of the

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other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into swap transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 11.8(a)(i) of the Code or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action that would cause such Termination Event to cease to exist.

(iv)  Right to Terminate.  Notwithstanding Section 11.6 of the Code, if:

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) An Illegality under Section 11.8(a)(ii) of the Code or a Credit Event Upon Merger occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event, or the party which is not the Affected Party in the case of a Credit Event Upon Merger, will be the party entitled to designate an Early Termination Date. Such party may designate an Early Termination Date in respect of all Affected Transactions by giving notice not more than 20 days prior to the date so designated (which date may not be earlier than the date such notice is effective).

(c) Effect of Designation. Upon the effectiveness of notice designating an Early Termination Date (or the deemed occurrence of an Early Termination Date), the obligations of the parties to make any further payments under Section 2 in respect of the Terminated Transactions will terminate, but without prejudice to the other provisions of this Agreement.

(d) Calculations. The amount calculated as being payable under Section 6(e) will be due on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or deemed to occur as a result of an Event of Default) and not later than the day which is two Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a

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result of a Termination Event). Such notice shall specify the account for payment. Such amount will be paid together with (to the extent permitted under applicable law) interest thereon from (and including) the relevant Early Termination Date to (but excluding) the relevant due date, calculated as follows:

(i) if notice is given designating an Early Termination Date or if an Early Termination Date is deemed to occur, in either case as a result of an Event of Default, at the Default Rate; or

(ii) if notice is given designating an Early Termination Date as a result of a Termination Event, at the Default Rate minus the Default Spread.

Such interest will be computed on the basis of Compounding using daily Compounding Dates, as if the rate specified were a Floating Rate, such period were a Calculation Period and the amount due were a Notional Amount.

(e)  Payments on Early Termination.

(i) Amount Payable. The amount payable in respect of an Early Termination Date will be calculated as follows:

(1) If there is a Defaulting Party, the Defaulting Party will pay to the other party the excess, if a positive number, of (A) the sum of (i) the amount determined in accordance with Agreement Value --Limited Two Way Payments, calculated on the basis of Aggregation (or, if the Aggregate Market Quotation calculated in determining such amount is less than zero, the amount by which such Aggregate Market Quotation is less than zero, expressed as a negative number) and (ii) the Unpaid Amounts due to the other party over (B) the Unpaid Amounts due to the Defaulting Party; and

(2) if an Early Termination Date occurs as a result of a Termination Event, the payment to be made will be the amount equal to (A) the sum of (i) the amount determined in accordance with Agreement Value -- Limited Two Way Payments, calculated on the basis of Aggregation and (ii) the Unpaid Amounts due to the party ("X") entitled to receive a payment under clause (i) minus (B) the Unpaid Amounts due to the other party ("Y"). If the resulting amount is a positive number, Y will pay such amount to X. If the resulting amount is negative, X will pay the absolute value of such amount to Y; and

(3) for purposes of the foregoing clauses (1) and (2), if Market Quotation is not, or cannot be, determined with respect to a Rate Swap Transaction, the alternative measure of damages with respect

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to such Rate Swap Transaction will be Indemnification -- Limited Two Way
Payments; provided that, (A) in the case of clause (1)(A)(a) above, the amount, if any, by which Loss is less than zero will be given effect and (B) in the case of a Termination Event where there is only one Affected Party, Indemnification -- Limited Two Way Payments will be computed without regard to the Loss of the Affected Party.

(ii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date is deemed to occur as a result of Immediate Early Termination, the amount determined under Section 6(e)(i) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d).

(iii) Pre-Estimate of Loss. The parties agree that the amounts recoverable under this Section 6(e) are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.  Transfer

Subject to Section 6(b) and to any exception provided in the Schedule, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred by either party without the prior written consent of the other party (other than pursuant to a consolidation or amalgamation with, or merger into, or transfer of all or substantially all its assets to, another entity) and any purported transfer without such consent will be void.

8.  Contractual Currency

All payments under this Agreement will be made in Dollars. In connection with a demand for payment of any additional amount under Section 18.1 of the Code, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.  Miscellaneous

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(a)  Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties or confirmed by an exchange of telexes.

(c) Survival of Obligations. Except as provided in Section 6(c), the obligations of the parties under this Agreement will survive the termination of any Rate Swap Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Confirmations. A Confirmation may be executed in counterparts or created by an exchange of telexes, substantially in the form of the letter or telex attached hereto as Exhibit I (or in such other form as the parties may agree), which in either case will be sufficient for all purposes to evidence a binding supplement to this Agreement. Any such counterpart or telex will specify that it constitutes a Confirmation.

10.  Multibranch Parties

If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments under any Rate Swap Transaction through any of its branches or offices listed in the Schedule (each an "Office"). The Office through which it so makes and receives payments for the purpose of any Rate Swap Transaction will be specified in the relevant Confirmation and any change of Office for such purpose requires the prior written consent of the other party. Each Multibranch Party represents to the other party that, notwithstanding the place of payment, the obligations of each Office are for all purposes under this Agreement the obligations of such Multibranch Party. This representation will be deemed to be repeated by such Multibranch Party on each Trade Date.

11.  Credit Support Document

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

If a Credit Support Document is specified with respect to a party in the Schedule, the obligations of such party under this Agreement and in respect of each Rate Swap Transaction will be secured or guaranteed in accordance with the provisions of that Credit Support Document.

12.  Tax Matters

(a) Representations and Covenants. The parties make the following Tax covenant: Give Notice of Breach of Payee Tax Representation or Tax Covenant.
In addition, the parties make the Payee Tax Representations, the Withholding Tax Representation and the Tax Covenants specified in the Schedule. In addition, at all times during the Term of any Rate Swap Transaction, each party makes to the other party, and to any Specified Entity of the other party, the representations specified in the Schedule as "Payor Tax Representations". Unless otherwise specified (i) all Payee Tax Representations, Payor Tax Representations, the Withholding Tax Representation and all Tax Covenants made by a party will apply to each Office of the party and (ii) all Payee Tax Representations will be subject to the occurrence of a Change in Tax Law.

(b) Exempt from Withholding. If used for purposes of specifying the Withholding Tax Representation of a party in the Schedule, "Exempt from Withholding" will have the meaning set forth in the Code; provided that, such representation will apply to the jurisdiction from or through which a payment is made, as well as the jurisdictions specified in Section 19.3 of the Code.

(c) Recognized Bank. If used for purposes of specifying Payee Tax Representations or Payor Tax Representations of a party in the Schedule, "Recognized Bank" means the party represents that it is a bank recognized by the United Kingdom Inland Revenue as carrying on a bona fide banking business in the United Kingdom, is entering into this Agreement in the ordinary course of such business and will bring into account payments made and received under this Agreement in computing its income for United Kingdom tax purposes.

(d) Provide U.S. Tax Forms if Required. If used for purposes of specifying Tax Covenants of a party in the Schedule, "Provide U.S. Tax Forms if Required" means that the party agrees to complete, accurately and in a manner reasonably satisfactory to the other party, and to execute and deliver to the other party, a United Sates Internal Revenue Service Form 4224, or any successor form, in respect of any payments received or to be received by that party in connection with this Agreement that are effectively connected or otherwise attributable to its conduct of a trade or business in the United States (i) before the first payment date on which any such payment is or may be so connected or attributable, (ii) promptly upon reasonable demand by the other party, and (iii) promptly upon learning that any such form previously provided has become obsolete or incorrect.

13.  Service of Process

Each party irrevocably appoints the party specified in the Schedule, if any, as its agent for service of process. If for any reason a party's agent for service of process is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute agent for service of process acceptable to the other party. The parties irrevocably consent to service of process given in accordance with Section 10 of the Schedule. Nothing in this Section will affect the right of either party to serve process in any other manner permitted by law.

15.  Definitions

As used in this Agreement:

"Affected Transactions" means (a) with respect to any Termination Event to which Limited Early Termination applies under Section 5(c)(i) of this Agreement, all Rate Swap Transactions affected by the occurrence of such Termination Event and
(b) with respect to any other Termination Event, all Rate Swap Transactions.

"Default Rate" means a rate per annum determined in accordance with the Federal Funds Floating Rate Option plus the Default Spread, using daily Reset Dates.
For purposes of Section 10.3 of the Code, the Default Rate will be applied on the basis of Compounding as if the overdue amount were a Notional Amount and using daily Compounding Dates, and interest will accrue and be payable before as well as after judgement.

"Default Spread" will have the meaning specified in the Schedule.

"Illegality" will have the meaning set forth in Section 11.8 of the Code; provided that, if an event that would otherwise constitute an Illegality results from a breach by the party of its obligations under Section 16.1(f)(i) of the Code, such event will not be deemed to be an Illegality.

"Indemnifiable Tax" will have the meaning set forth in the Code, provided that,
(a) references to the recipient of a payment shall be considered also to refer to a person related to the recipient and (b) the last clause of the definition of "Indemnifiable Tax" in Section 19.5(d) of the Code shall be considered to refer to a Credit Support Document as well as a Rate Swap Agreement.

"law" means, with respect to tax matters, any treaty, law, rule or regulation, as modified by the practice of any relevant governmental revenue authority.

"Specified Entity" will have the meaning set forth in the Schedule.

"Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Swap" means any rate swap or currency exchange transaction now existing or hereafter entered into between one party to this Agreement (or any applicable Specified Entity) and the other party to this Agreement (or any applicable Specified Entity).

"Terminated Transactions" means (a) with respect to any Early Termination Date occurring as a result of a Termination Event, all Affected Transactions and (b) with respect to any Early Termination Date occurring as a result of an Event of Default, all Rate Swap Transactions, which in either case are in effect as of the time immediately preceding the effectiveness of the notice designating such Early Termination Date (or, in the case of Immediate Early Termination, in effect as of the time immediately preceding such Early Termination Date).

"Unpaid Amounts" owing to any party means, with respect to any Early Termination Date, the aggregate of the amounts that became due and payable (or that would have become due and payable but for Section 10.2 of the Code or the designation or occurrence of such Early Termination Date) to such party under Section 2 in respect of all Terminated Transactions by reference to all Calculation Periods ended on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, together with (to the extent permitted under applicable law in lieu of any interest calculated under Section 10.3 of the
Code) interest thereon from (and including) the date such amount became due and payable or would have become due and payable to (but excluding) such Early Termination Date, calculated as follows:

(a) in the case of amounts that became so due and payable by a Defaulting Party, at the Default Rate; and

(b) in the case of all other such amounts, at the Default Rate minus the Default Spread.

Such interest will be computed on the basis of Compounding using daily Compounding Dates, as if the rate specified were a Floating Rate, such period were a Calculation Period and the amount due were a Notional Amount.

IN WITNESS WHEREOF the parties have executed this document as of the date specified on the first page of this document.

SECURITY PACIFIC NATIONAL BANK
By: /s/ Gail Rosen
Title:  AVP
By: /s/ Reed RT. Evenlaue
Title: VP

CALMAT CO.
By: /s/ Ronald C. Hadfield
Title: Senior Vice President
By: Scott J Wilcott
Title: Senior Vice President


Exhibit I

Heading for Letter

[Letterhead of party]

[Date]

Rate Swap Transaction

[Name and Address of Party]

Heading for Telex

Telex

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Date:

To:  [Name and Address of Party]

From:  [Name of Party]

Subject:  Rate Swap Transaction

Dear

The purpose of this [letter agreement/telex] is to set forth the terms and conditions of the Rate Swap Transaction entered into between us on the Trade Date referred to below. This [letter/telex] constitutes a "Confirmation" as referred to in the Rate Swap Agreement specified below.

1. This Confirmation supplements, forms a part of, and is subject to, the Interest Rate Swap Agreement dated as of [Date] (the "Rate Swap Agreement") between you and us. All provisions contained or incorporated by reference in the Rate Swap Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Rate Swap Transaction to which this Confirmation relates are as follows:
Notional Amount:  $
Trade Date:
Effective Date:
Termination Date:
Fixed Amounts:
Fixed Rate Payor:
Fixed Rate Payor, Payment Dates
[or period End Dates, if Delayed
Payment or Early Payment applies]:

Fixed Amount [or Fixed Rate and Fixed Rate Day Count Fraction]:
Floating Amounts:
Floating Rate Payor:
Floating Rate Payor Payment Dates
[or Period End Dates, if Delayed
Following/Preceding] Banking Day
Payment or Early Payment applies]:
Floating Rate for initial Calculation Period:
Floating Rate Option:
Designated Maturity:
Spread:[plus/minus]  %

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

Floating Rate Day Count Faction:
Reset Dates:
[Rate Cut-off Dates:]
[Calculation Date:]
Other provisions:

[name of party]
[_______], subject to adjustment in accordance with the [Following/Modified Following/Preceding] Banking Day convention

[name of party]
[_______], subject to adjustment in accordance with [Following/Modified Following/Preceding] Banking Day convention

[plus/minus]   %

[Unweighted Average Rate/Weighted Average Rate]

Applicable/Inapplicable

[3._______ agrees to provide the following Credit Support Document [or agrees to provide the following in accordance with [specify Credit Support Document]:]


Closing for letter

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

By:__________
Name:
Title:

Accepted and confirmed as
of the date first written:

By:__________
Name:
Title:

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

Closing for Telex

Please confirm that the foregoing correctly sets forth the terms of our agreement by a return telex to [name of party] substantially to the following effect:

"We acknowledge receipt of your telex dated _______ with respect to a Rate Swap Transaction between [name of party] and [name of party] with a Notional Amount of _______ and a Termination Date of _______ and confirm that such telex correctly sets forth the terms of our agreement relating to the Rate Swap Transaction described therein.

Very truly yours, [name of party], by (specify name and title of authorized officer)."

Very truly yours,

By:__________
Name:
Title:

Schedule
to the
Interest Rate Swap Agreement

dated as of December 10, 1988


between SECURITY PACIFIC NATIONAL BANK ("Security Pacific") and CALMAT CO. (the "Counterparty")

1. Definitions. In addition to the definitions set forth in Section 14, the following terms will have the following specified meanings:

(a)  "Default Spread" means 2% per annum.

(b) "Specified Entity" means in relation to Security Pacific for the purpose of:

Section 5(a)(iii) and (iv) and 5(b)(i), Not applicable
Section 5(a)(v), Any Affiliate of Security Pacific
Section 5(a)(vi), Not applicable
Section 5(a)(vii), Not applicable

and, in relation to Counterparty for the purpose of:

Section 5(a)(iii) and (iv) and 5(b)(i), Not applicable
Section 5(a)(v), Any Affiliate of the Counterparty
Section 5(a)(vi), Not applicable
Section 5(a)(vii), Not applicable
Item 12 (a)(ii) and (b) of this Schedule:  Not applicable

(c)  "Specified Swap" will have the meaning specified in Section 14.
2.  Payments. The following additional provisions apply with respect to Section
2:

(a)  The Calculation Agent is Security Pacific.

(b) Net Payments -- Corresponding Payment Dates applies with effect from the date of this Agreement.

(c) Any amount that would have become due and payable but for Section 10.2 of the Code, if not paid sooner, shall be paid on the latest Termination Date set forth in any Confirmation, together

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

with interest on each such amount, to the extent permitted by applicable law, from its original due date until the date such amount is paid at a per annum rate equal to the Default Rate minus the Default Spread, unless an Early Termination Date is designated, in which case the provisions of Section 6(e) shall apply.

3. Representations. (a) As a further inducement to enter into this Agreement, the Counterparty makes the following additional representation, which representation will be deemed to be repeated at the times set forth in Section 15.1 of the Code:

its financial statements most recently furnished to the other party hereto, if any, fairly represent its financial position as of their date and the results of operations for the period then ended, which statements were prepared in accordance with generally accepted accounting principles (except that with respect to interim financial statements no footnotes shall be provided and such interim financial statements shall be subject to normal year-end adjustments), and there has been no material adverse change in its financial condition since that date that would affect its ability to pay any amount that it is required or will be required to pay under this Agreement.

(b) "Accuracy of Specified Information" will apply to the information, if any, listed in Annex II to this Schedule.

(c) The representation set forth in Section 3(c) will not apply to Security Pacific.

4. Agreements. (a) For the purpose of Section 4(a), the documents to be delivered to Security Pacific (other than tax forms), in form and substance satisfactory to Security Pacific, are;

(i) certified copies of the resolutions of the board of directors of the Counterparty authorizing the execution and delivery of this Agreement;
(i) a certificate as to the incumbency and specimen signatures of the officers of the Counterparty executing this Agreement on behalf of the Counterparty; and
(iii)  an opinion of counsel substantially in the form Annex I to this Schedule.

(b) Except to the extent that it is inconsistent with a consolidation, amalgamation or merger involving such party, each party further agrees that so long as it shall have any obligation

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

hereunder it will do all things necessary to remain duly organized and validly existing.

(c)  Counterparty further agrees with Security Pacific as follows:

(i)  Furnish Annual Financial Statements; and

(ii)  Furnish Quarterly Financial Statements.

5. Events of Default. (a) The "Cross-Default" provisions of Section 5(a)(vi) will apply only to the Counterparty, and for purposes thereof (i) there shall be added to the aggregate amount referred to in Section 5(a)(vi)(1)and (2) all amounts due and payable by the Counterparty and remaining unpaid under any interest rate or currency exchange agreement (however entitled); (ii) amounts which have become or have become capable of being declared due and payable as a result of an event similar to Illegality or any change in tax law or the application thereof shall not be included in the aggregate amount referred to in
Section 5(a)(vi)(1); and (iii) amounts which are not paid at maturity solely as a result of an event similar to Illegality shall not be included in the aggregate amount referred to in Section 5(a)(vi)(2).

"Specified Indebtedness" will have the meaning specified in Item 12(b) of this Schedule.

"Threshold Amount" means any amount.

(b) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to either party.

6.  Transfer.  Exceptions to the Transfer provisions of Section 7, if any, are:
None.

7.  Addresses for Notices.

(a)  Address for notices or communications to Security Pacific:

Security Pacific National Bank, Security Pacific Merchant Bank, 333 South Hope Street, Los Angeles, CA 90071, Attention: Swaps Administration and Control Unit (H12-66) (Telex No. 674-343, Answerback: SEC BANK LSA; Telefax No. (213) 613-
1673), with a copy to Security Pacific Hoare Govett Limited, Security Pacific House,

4 Broadgate, London EC2M 7LE, England, Attention: Swaps Agency Department, (Telex No. 887887; Answerback: SECPAC G).

(b)  Address for notices to the Counterparty:

Address:  CalMat Co., 3200 San Fernando Road, Los Angeles, CA 90065; (Telefax:
(213) 259-8159), Attention:  Treasurer.

8. Multibranch Parties. Security Pacific is not a Multibranch Party. The Counterparty is not a Multibranch Party.

Notwithstanding anything in Section 10 to the contrary, if any event of the type described in Section 11.8(a) of the Code shall occur with respect to an Office of a party and a related Rate Swap Transaction, the parties shall have such rights with respect to termination of that Rate Swap Transaction as are provided for Illegality in this Agreement.

9.  Tax Matters.

(a)  Security Pacific
(i)  Payee Tax Representations are:  Not applicable
(ii)  Payor Tax Representations are:  Not applicable
(iii)  Withholding Tax Representation:  Exempt from Withholding
(iv)  Additional Tax Covenants:  Provide Tax Forms

(b)  Counterparty
(i)  Payee Tax Representations are:  Not applicable
(ii)  Payor Tax Representations are:  Not applicable
(iii)  Withholding Tax Representation:  Exempt from Withholding
(iv)  Additional Tax Covenants:  Provide Tax Forms

10. Agent for Service of Process. The Counterparty irrevocably consents to the service of process given in accordance with the notice provisions of Article 14 of the Code and Section 7 of this Schedule. Security Pacific irrevocably consents to the service of process by hand delivery to its Office of the General Counsel located at 333 South Hope Street, 23rd Floor, Los Angeles, CA 90071 or at 40 East 52nd Street, 7th Floor, New York, New York 10022, or at such other address as Security Pacific may notify to the Counterparty in writing.

11. Credit Support Document. The Credit Support Document with regard to the Counterparty's performance of this Agreement is:
Not applicable.

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

12.  Other Provisions.

(a)  Additional Termination Events.

(i) Additional Tax Event. In addition to those specified in Section 5(b)(ii), a Tax Event shall for all purposes of this Agreement be deemed to occur if, due to a Change in Tax Law, ether party will be required by any applicable law, rule or regulation to make any deduction or withholding for or on account of any Tax from any payment it is required to make pursuant to Section 2(a) and will not be required to pay to the other party any additional amount in respect of such Tax. In connection with such a Tax Event, the other party shall be the Affected Party for purposes of Section 6(b) (ii) and shall be the party entitled to designate an Early Termination Date.

(ii) Merger and Maintenance of Authorization Events. The following additional events shall constitute Termination Events for purposes of Section 6(b)(i), 6(d) and 6(e):

(A) The Counterparty or its Specified Entity sells or otherwise transfers all or a substantial part of its assets to or consolidates, amalgamates or merges with another entity without the written consent of Security Pacific and such action does not constitute a Merger Without Assumption but the policies of Security Pacific in effect at that time would lead it to decline to extend credit to or enter into a rate swap transaction with the resulting, surviving or transferee entity; and

(B) The Counterparty or its Specified Entity fails to comply with its obligation to Maintain Authorizations and Comply with Laws, and such failure does not constitute an Event of Default.

If a Termination Event of the kind described in (A) of this item occurs with respect to Counterparty, the resulting, surviving or transferee entity shall be the Affected Party, and if such event occurs with respect to Counterparty's Specified Entity, Counterparty shall be the Affected Party. If a Termination Event of a kind described in (B) of this item occurs with respect to the Counterparty or its Specified Entity, (i) that party shall be the Affected Party and (ii) Limited Early Termination will apply. If either of such Termination Events shall occur, Security Pacific shall be entitled to designate an Early Termination Date in respect of all Affected Transactions by giving notice not more than 20 days prior to the date so designated (which date may not be earlier than the date such notice is effective).

(b) Additional Definitions. For purposes of this Agreement, "Specified Indebtedness" shall not have the meaning set forth in Section 14 but shall mean any agreement or instrument creating, guaranteeing or securing any indebtedness for borrowed money of a party or its Specified Entity or an Affiliate of such party or its Specified Entity excepting any indebtedness with respect to deposits received.

(c) Affected Parties. For purposes of Section 6(e), each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

(d)  Accounts for Payments.

Security Pacific

Account Number:  Department 910, for the account of Swaps Operations

Counterparty

Account Number:
Depositary:
Reference:

Depositary: Security Pacific National Bank, 333 South Hope Street, Los Angeles, California 90071, Attention T. Cummins

(e) Agreed Change. The following manually effected change to pages 1-10 of this Agreement are acknowledged and agreed to by each party:
the deletion of the words "the notice provisions of Articles 14 of the Code and this Agreement" from Section 13, and the insertion, in their place, of the words "Section 10 of the Schedule".

Annex I to Schedule

[Letterhead of Counsel to the Counterparty]

Security Pacific National Bank
333 South Hope Street
Los Angeles, California  90071

Re: Interest Rate Swap Agreement, dated as of December 10, 1988 (the "Agreement"), between Security Pacific National Bank and CalMat Co., (the "Counterparty").

Ladies and Gentlemen:

I am an attorney admitted to practice in _______ and am counsel to the Counterparty, and as such am generally familiar with its affairs. This opinion is limited to the laws of [the State(s) of _______[organization and principal office] _______ and the federal laws of the United States] [_______]. I have examined the Agreement and such other records and instruments as I deemed advisable.

Based upon the foregoing, and having regard for legal considerations which I deem relevant, I am of the opinion that:

1. The Counterparty is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation.

2. The Counterparty has the power to execute and deliver the Agreement and any other documentation relating to the Agreement that it is required by the Agreement to deliver contemporaneously therewith and to perform its obligations under the Agreement and any obligations it has under any Credit Support Document (as such term is defined in the Agreement) and has taken all necessary action to authorize such execution and delivery and performance of such obligations.

3. The Counterparty's execution and delivery of the Agreement and any other documentation relating to the Agreement that it is required by the Agreement to deliver contemporaneously therewith and its performance of its obligations under the Agreement and any obligations it has under any Credit Support Document do not violate or conflict with (i) any provision of its charter or by-laws (or comparable constituent documents) or (ii) any law, rule or regulation applicable to it, or any order or judgement of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, the violation of or conflict with which (in the case of the items listed in this clause (ii)) would have a material adverse effect on the Counterparty or its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

4. All authorizations of and exemptions, actions or approvals by, and all notices to or filings with, any governmental or other authority that are required to have been obtained or made by the Counterparty with respect to the Agreement or any Credit Support Document to which it is a party have been obtained or made and are in full force and effect and all conditions of any such authorizations, exemptions, actions or approvals have been complied with.

5. Each of the Agreement and any Credit Support Document to which the Counterparty is a party has been duly executed and delivered by the Counterparty and constitutes the Counterparty's legal, valid and binding obligation, enforceable against the Counterparty in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Very truly yours,

ANNEX II

List of Counterparty Information to which "Accuracy of Specified Information" applies.

None.

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